EXHIBIT 1

CUSIP No. 09088U109

AGREEMENT CONCERNING JOINT FILING

OF SCHEDULE 13D, as amended

The undersigned agree as follows:

(i) each of them is individually eligible to use the Amendment No. 2 to Schedule 13D to which this Exhibit is attached, and such Amendment No. 2 to Schedule 13D is filed on behalf of each of them; and

(ii) each of them is responsible for the timely filing of such Amendment No. 2 to Schedule 13D and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, taken together, shall constitute one and the same instrument.

Dated: May 11, 2018

MONTROVEST B.V.

By:	/s/ Paulus C.G. van Duuren
Name:	Paulus C.G. van Duuren
Title:	Managing Director

By:	/s/ Floris De Ruiter
Name:	Floris De Ruiter
Title:	Managing Director

MERITUS TRUST COMPANY LIMITED

By:	/s/ Dorothy Gazzard
Name:	Dorothy Gazzard
Title:	Director

By:	/s/ Barbara Patterson
Name:	Barbara Patterson
Title:	Director

MERITUS TRUST COMPANY LIMITED As Trustee of The GRANDE ROUSSE TRUST

By:	/s/ Dorothy Gazzard
Name:	Dorothy Gazzard
Title:	Director

By:	/s/ Barbara Patterson
Name:	Barbara Patterson
Title:	Director

MONTEL SÀRL

By:	/s/ Etienne Biren
Name:	Etienne Biren
Title:	Director

By:	/s/ Mark Vrijhef
Name:	Mark Vrijhef
Title:	Director

MANGROVE HOLDING S.A.

By:	/s/ Christian Reiser
Name:	Christian Reiser
Title:	Director

ROHAN PRIVATE TRUST COMPANY LTD

By:	/s/ Mary Jane Gutteridge
Name:	Mary Jane Gutteridge
Title:	Director

By:	/s/ Michelle Wolfe
Name:	Michelle Wolfe
Title:	Director

CONFIDO LIMITED

By:	/s/ Mary Jane Gutteridge
Name:	Mary Jane Gutteridge
Title:	Director